FIRST AMENDMENT TO
                                    AGREEMENT


     THIS FIRST AMENDMENT TO AGREEMENT (this "Amendment") is entered into as of January 4, 2000, to amend the Agreement dated December 8, 1999, by and between Sensar Corporation, a Nevada corporation ("Sensar"), and Net2Wireless, Inc., a Delaware corporation ("Net2Wireless"), based on the following:

                                    Premises

     A. Sensar and Net2Wireless are parties to the Agreement (the "Acquisition Agreement") dated December 8, 1999, pursuant to which Sensar has agreed to provide funding to Net2Wireless and holds the right to acquire Net2Wireless. The parties wish to amend the Acquisition Agreement as set forth herein.

     B. This Amendment is entered into in conformance with Section 10.2 of the Acquisition Agreement which requires that any modification of the Acquisition Agreement be set forth in writing and signed by all parties.

                                    Agreement

     NOW, THEREFORE, based on the foregoing premises and in consideration of the agreements, representations, warranties, and covenants contained herein, and the benefits to the parties to be derived therefrom, the parties agree as follows:

     1. Defined Meanings. Capitalized terms used in this Amendment and not defined shall have the meanings given to them in the Acquisition Agreement.

     2. Negative Covenants of Sensar. Under the provisions of section 3.03(b) of the Acquisition Agreement, Sensar is prohibited, inter alia, from adopting any recapitalization or split of its capital stock. Sensar and Net2Wireless have considered the potential effects of a forward split of Sensar's stock and consider it in the best interests of both the current shareholders of Sensar and the Net2Wireless shareholders who will receive Sensar common stock if either Sensar or Net2Wireless elects to exercise their respective option under the provisions of section 2.04 of the Acquisition Agreement to trigger a reorganization between the parties. Consequently, the parties agree that the following transaction shall not be a violation of Sensar's obligations under section 3.03 of the Acquisition Agreement:

          The implementation by Sensar of a forward split of its issued and outstanding common stock on the basis of two for one (2:1), so that the holder of shares of common stock would receive one (1) additional share for each share of common stock held as of the Record Date (as defined below). The forward split would be effective for all holders of common stock as of January 12, 2000 (the "Record Date") and would be completed as quickly as reasonably practical following the filing of the necessary notices. All options, warrants and other rights to acquire Sensar common stock outstanding on the Record Date would be adjusted to give effect to the forward split.

     3. Terms of the Reorganization. Section 2.05 of the Acquisition Agreement is hereby amended to give effect to the forward split of the issued and outstanding Sensar common stock by doubling the share amounts of the Sensar common stock so that "8,000,000" is replaced with "16,000,000" and "5,500,000" is replaced with "11,000,000." In addition, the number "4" contained in the formula calculating the number of additional shares to be issued under certain circumstances is replaced by the number "2."

     4. Affirmative Covenants of Sensar. Section 3.02 of the Acquisition Agreement is hereby amended to give effect to the forward split by replacing the share amount of "3,150,000" with the share amount of "6,300,000" where it appears in that paragraph.

     5. Conforming Changes. All other references in the Acquisition Agreement to the issued and outstanding shares of common stock of Sensar, or the rights to acquire common stock of Sensar, are hereby amended to give effect to the forward split by doubling the number of shares referred to and, in the case of rights to acquire shares, by decreasing the per share exercise or strike price to one-half of that stated.

     6. Ratification of Acquisition Agreement. Except as specifically provided in Sections 1 through 5 hereof, the parties specifically ratify, confirm and adopt as binding and enforceable, all of the terms and conditions of the Acquisition Agreement.

     EXECUTED effective the date first above written.

     SENSAR CORPORATION


     By   /s/ Howard S. Landa
       Howard S. Landa, CEO


     NET2WIRELESS, INC.


     By   /s/ Hemi Davidson
       Hemi Davidson, CEO